Exhibit 10.17

THIRD AMENDMENT TO
LOAN AGREEMENT

Third Amendment to Loan Agreement, dated July 30, 2010, by and between New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Borrower”), and Citizens Bank of Pennsylvania (the “Bank”) (the “Third Amendment”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank entered into that certain Loan Agreement, dated September 30, 2009, as amended by that certain: (i) First Amendment to Loan Agreement, dated May 27, 2010, by and between the Borrower and the Bank; and (ii) Second Amendment to Loan Agreement, dated June 23, 2010, by and between the Borrower and the Bank (as further amended, modified, supplemented or restated from time to time, the “Loan Agreement”); and

WHEREAS, the Borrower and the Bank desire to amend certain provisions of the Loan Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.

2.             Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Amendment No. 7” shall mean that certain Amendment No, 7 to and Waiver of Second Amended and Restated Credit Agreement, dated as of June 22, 2010, by and among the Borrower, the financial institutions party thereto and the Agent party thereto.

“Amendment No. 7 Effective Date” shall mean the date on which the conditions precedent to the effectiveness of Amendment No. 7 have been satisfied or waived by the parties thereto and the amendments described therein become effective with respect to the Existing First Lien Credit Agreement.

“Third Amendment Closing Date” shall mean July 30, 2010 or such other date as the parties hereto may agree in writing.

3.             Section 1.01 of the Loan Agreement is hereby amended to delete the following definitions in their entirety and to insert in their stead the following:

“Existing First Lien Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of January 11, 2008, by and among the Borrower, the financial institutions party thereto and the Agent party thereto, as amended from time to time prior to the later of the Third Amendment Closing Date or the Amendment No. 7 Effective Date, as applicable.

“Second Amendment Closing Date” shall mean (i) unless and until the Amendment No. 7 Effective Date shall have occurred, the Third Amendment Closing Date, and (ii) upon the occurrence of the Amendment No. 7 Effective Date and thereafter, the Amendment No. 7 Effective Date, or such other date as the parties hereto may agree in writing.

4.             The provisions of Sections 2 through 3 and Sections 5 and 9 of this Third Amendment shall not become effective until the Bank has received the following, each in form and substance acceptable to the Bank:

(a)                                  this Third Amendment, duly executed by the Borrower and the Bank;

(b)                                 payment of all fees and expenses owed to the Bank and the Bank’s counsel in connection with this Third Amendment;

(c)                                  the documents listed in the Preliminary Closing Checklist set forth on Exhibit A attached hereto and made a part hereof; and

(d)                                 such other documents as may be reasonably requested by the Bank.

5.             Section 6.08 [Merger; Consolidation] of the Loan Agreement provides, among other things that the Borrower shall not merge or agree to merge with or into or consolidate with any other Person without the prior written consent of the Bank, except so long as no Default or Event of Default has occurred and is continuing or would be created thereby, solely for the purpose of redomestication within a state of the United States so long as the successor complies with any and all applicable notice requirements in connection with such redomestication under the Existing Loan Agreements, as applicable, and takes such action as may be necessary to ensure that the Collateral is at all times subject to a first-priority Lien in favor of the Bank.  The Borrower has advised the Bank that:  (i) the Borrower intends to enter into, among other documents and instruments related thereto, a certain Plan of Merger substantially in the form delivered by the Borrower to the Bank prior to the date hereof, by and among the Borrower, Valley Quarries, Inc., a Pennsylvania corporation (“Valley Quarries”), and Martin Limestone, Inc., a Pennsylvania corporation (“Martin Limestone”) (Valley Quarries and Martin Limestone are, collectively, the “Merging Companies”), pursuant to which, among other things, the Merging Companies will be merged with and into the Borrower with the Borrower continuing to exist as the surviving corporation (the foregoing, collectively, the “Mergers”).  The Mergers are prohibited by Section 6.08.  Notwithstanding the foregoing prohibition, the Borrower has

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requested that the Bank consent to the Mergers.  Accordingly, the Bank hereby consents to the Mergers.

6.             The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the Loan Agreement and the other Loan Documents, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement and the other Loan Documents, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

7.             The Borrower acknowledges and agrees that each and every document, instrument or agreement which at any time has secured or will secure payment of the Debt including, but not limited to, the Loan Agreement, the Security Agreement and all applicable UCC-1 financing statements and other similar instruments executed and recorded with respect thereto continue to secure prompt payment when due of the Debt.

8.             The Borrower hereby represents and warrants to the Bank that (i) the Borrower has the legal power and authority to execute and deliver this Third Amendment; (ii) the officers of the Borrower executing this Third Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower and (iv) this Third Amendment, the Loan Agreement and the documents executed or to be executed by the Borrower in connection herewith m therewith constitute valid and binding obligations of the Borrower in every respect, enforceable in accordance with their respective terms.

9.             Pursuant to Section 5.15 [Financial Covenants] of the Loan Agreement, the Borrower covenants to any and all financial covenants which maybe set forth in Article 6 of the Existing First Lien Credit Agreement (including, without limitation, those financial covenants set forth in Sections 6.1 [Net Worth], 6.2 [Fixed Charge Coverage Ratio], 6.3 [Total Leverage Ratio], 6.4 [Limitation on Capital Expenditures], 6.5 [Limitation on Operating Lease Expense] and 6.6 [Additional Provisions Respecting Calculation of Financial Covenants] of the Existing First Lien Credit Agreement), which were collectively incorporated in the Loan Agreement by reference as if set forth therein at length.  The Borrower has informed the Bank that the Borrower failed to maintain compliance with each of (a) the Total Leverage Ratio and (b) the EBITDA Leverage Ratio for the quarter ended May 31, 2010.  As a result of the foregoing, an Event of Default has occurred under Section 7.01 (d) of the Loan Agreement (the “Financial Covenant Default”).  Notwithstanding the foregoing, the Borrower has requested that the Bank waive the Financial Covenant Default.   Please be advised that the Bank hereby waives the Financial Covenant Default and any right to impose any default rate of interest as a result of such Financial Covenant Default.

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10.           The Borrower represents and warrants that (i) other than the Financial Covenant Default described and waived in Section 9, no Event of Default exists under the Loan Agreement or the other Loan Documents, nor will any occur as a result of the execution and delivery of this Third Amendment or the performance or observance of any provision hereof; and (ii) the Borrower presently has no claims or actions of any kind at law or in equity against the Bank arising out of or in any way relating to the Loan Agreement or the other Loan Documents.

11.           Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.

12.           The agreements, consent and waiver contained in this Third Amendment are limited to the specific agreements, consent and waiver made herein.  Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect.  This Third Amendment amends the Loan Agreement and is not a novation thereof.

13.           This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

14.           This Third Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (without regard to any conflict of law principles thereof).  Each of the parties hereto hereby consent to the nonexclusive jurisdiction of any Pennsylvania state court or federal court of the United States sitting in Allegheny County, Pennsylvania, and any appellate court from any thereof, in respect of actions brought against any such party as a defendant, with respect to any suit arising out of or mentioning this Third Amendment and hereby waives any right to which it may be entitled on account of place of residence or domicile.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Third Amendment to be duly executed by their duly authorized officers the day and year first above written, as an instrument under seal.

ATTEST/WITNESS:			New Enterprise Stone & Lime Co., Inc.

By:	/s/ Thomas G. Frye	(SEAL)	By:	/s/ Paul I. Detwiler, III	(SEAL)
Name:	Thomas G. Frye		Name:	Paul I. Detwiler, III
Title:	Assistant Secretary		Title:	Executive Vice President

Citizens Bank of Pennsylvania

By:
Benjamin K. Ditson, Vice President

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Third Amendment to be duly executed by their duly authorized officers the day and year first above written, as an instrument under seal.

ATTEST/WITNESS:		New Enterprise Stone & Lime Co., Inc.

By:	(SEAL)	By:	(SEAL)
Name:		Name:
Title:		Title:

Citizens Bank of Pennsylvania

		By:	/s/ Benjamin K. Ditson
Benjamin K. Ditson, Vice President

ACKNOWLEDGMENT

COMMONWEALTH OF PENNSYLVANIA	)
	)	SS:
COUNTY OF BEDFORD	)

On this 30th day of July, 2010, before me, a Notary Public, personally appeared Paul I. Detwiler, III, who acknowledged himself to be the Executive Vice President of New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Company”), and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing his name, as Exec. Vice President of and on behalf of the Company.

IN WITNESS WHEREOF, I hereunto set my hand and affix my seal.

/s/ Kelly M. Burtnett

Notary Public

My Commission Expires: April 16, 2013	Commonwealth of Pennsylvania
Notarial Seal
[SEAL]	Kelly M. Burtnett, Notary Public
South Woodbury Twp., Bedford County
My Commission Expires April 16, 2013
Member, Pennsylvania Association of Notaries

EXHIBIT A

PRELIMINARY CLOSING CHECKLIST

[See Attached]

NOTICE OF WAIVER OF RIGHTS REGARDING
WARRANTS OF ATTORNEY, EXECUTION RIGHTS, AND
WAIVER OF RIGHTS TO PRIOR NOTICE AND JUDICIAL HEARING

Borrower:	New Enterprise Stone & Lime Co., Inc., a Delaware corporation

Transaction:

Third amendment to Eight Million Four Hundred Fifty Thousand Seven Hundred Fifty-Two and 48/100 Dollars ($8,450,752.48) term loan credit facility provided to the Borrower by Citizens Bank of Pennsylvania (the “Bank”)

Closing Date:	July 30, 2010

This NOTICE AND WAIVER (“Notice and Waiver”) of rights is being given to you by the Bank in connection with the above-described credit transaction.  IT IS IMPORTANT THAT YOU CAREFULLY READ AND UNDERSTAND THIS DOCUMENT.  WHEN YOU SIGN YOUR NAME IN THE SPACE PROVIDED BELOW YOU ARE ACKNOWLEDGING AND REPRESENTING TO THE BANK THAT YOU HAVE READ AND UNDERSTAND THE CONTENTS OF THIS DOCUMENT.

You will be executing and delivering to the Bank an agreement and/or other loan documents (collectively, the “Loan Documents”) which grant to the Bank, among other things, the power and authority to enter JUDGMENT BY CONFESSION against you, and to exercise rights of execution, levy, garnishment, seizure of your property and the like.  Other than notices required under the Loan Documents, these rights and powers may be exercised by the Bank without giving you any prior notice of their intention to do so.  In addition, these powers and rights may be exercised without a prior hearing of any nature.

By executing and delivering this Notice and Waiver, you knowingly, voluntarily, and intelligently waive your rights to prior notice (except for notice required under the specific terms of the Loan Documents, if any) and a hearing or other judicial proceedings to determine your rights and liabilities in connection with the Loan Documents.  By signing this Notice and Waiver, you acknowledge that you understand that the Bank may obtain a judgment against any one or more of you, and execute upon and seize forthwith your property and assets without the opportunity to raise any defense, set-off, counterclaim or other claim that you may have.  You knowingly, voluntarily, and intelligently waive your rights to any prior notice (except for notice required under the specific terms of the Loan Documents, if any) or judicial determination as a material part of the consideration for this transaction and in order to induce the Bank to enter into this transaction.

You acknowledge and represent that you have consulted (or have had an opportunity to consult) with legal counsel of your choice, and with such other experts and advisors as you deem necessary, in connection with the execution and delivery of the Loan Documents (including, without limitation, the provisions of the Loan Documents authorizing the confession of judgment and the execution upon and seizure of your property and assets without the opportunity for prior notice or judicial determination of any nature).

This Notice and Waiver may be executed in any number of counterparts and by the different parties to this Notice and Waiver on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

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IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Notice and Waiver on the day and year written above, as an instrument under seal.

ATTEST/WITNESS:			New Enterprise Stone & Lime Co., Inc.

By:	/s/ Thomas G. Frye	(SEAL)	By:	/s/ Paul I. Detwiler, III	(SEAL)
Name:	Thomas G. Frye		Name:	Paul I. Detwiler, III
Title:	Assistant Secretary		Title:	Executive Vice President